Exhibit 99.1

Evansville, Indiana (March 30, 2020) Escalade, Incorporated (NASDAQ: ESCA) -

The Board of Directors of Escalade, Inc. is pleased to announce the appointment of Scott Sincerbeaux as the organization’s next President and Chief Executive Officer. Mr. Sincerbeaux brings a wealth of Retail, Wholesale, and Ecommerce experience and a keen understanding of the changing consumer landscape and retail marketplace. He will join Escalade on April 27, 2020.

Sincerbeaux joins Escalade from Wolverine World Wide, Inc., where he held several positions including President of The Stride Rite Children’s Group, President of Direct to Consumer, and President of Global Retail. In addition, he has led Sales and Direct-to-Consumer businesses at Godiva Chocolate, Bare Escentuals, Crabtree & Evelyn, and ECCO.

“It is a tremendous honor to lead this dynamic organization. Escalade has a rich history of brand and product leadership across various recreational categories. I have enjoyed getting to know the organization, diverse product offering and dynamic leadership team and believe my background will add significant value as we accelerate the connection of our product portfolio to our loyal customers and consumers”, said Sincerbeaux.

Walt Glazer, Chairman of the Board said “on behalf of the Escalade board of directors, our executive management, and our entire team of dedicated associates, I welcome Scott and look forward to his leadership as Escalade continues to navigate the changing environment. Scott’s deep experience, passion, and drive to succeed will serve him well in this important role.”

Walt Glazer continued, “We’d also like to thank Dave Fetherman for his many contributions to Escalade. Dave joined the company in 2007 as VP Sales & Marketing of the Escalade Sports business unit, was promoted to President of Escalade Sports in 2012, and became President and CEO of Escalade, Inc. in 2015. Among Dave’s many accomplishments, one that stands out was his leadership in executing Escalade’s pivot from Sears as our largest customer to the sporting goods channel 10 years ago. More recently, Dave led Escalade’s shift into e-commerce. We wish Dave and his wife Selena all the best as they enjoy a well-deserved retirement.”

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment.  Leaders in their respective categories, Escalade Sports’ brands include Bear® Archery, Bear X™, Trophy Ridge®, Rocket®, SIK® and Cajun Bowfishing™ archery equipment; STIGA® and Ping-Pong® table tennis; Accudart® and Unicorn® darting; Atomic®, Victory Tailgate®, Triumph™ Sports, Viva Sol®, Zume Games® recreational games; DURA® and Onix® pickleball equipment; Goalrilla™, Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; Lifeline® and the STEP® fitness products; Woodplay® premium playsets; Vuly™ trampolines; and Cue&Case® - a leader in specialty billiard accessories. Escalade Sports’ products are available at sporting goods dealers and independent retailers nationwide.  For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: our plans and expectations surrounding the transition to, timing, and roles of Scott Sincerbeaux becoming our new Chief Executive Officer; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.